Exhibit 99.1

Imperial Holdings Announces Finalized Settlement with Shareholder; Board of Director Changes

-	Opportunity Partners Settles Shareholder Lawsuit and Withdraws Demand for Special Meeting -

-	Company Adds Three Shareholder Representatives to Board of Directors; Two Members Step Down -

BOCA RATON, Fla., August 6, 2012 – Imperial Holdings, Inc. (NYSE: IFT, “the Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today that the Company has finalized a settlement with Opportunity Partners L. P., a member of its largest shareholder group, to dismiss its lawsuit to compel an annual meeting and withdraw its demand for a special meeting of shareholders.

The Company appointed three new members to its Board of Directors–Phillip Goldstein, principal of Bulldog Investors; Andrew Dakos, principal of Bulldog Investors; and Gerald Hellerman, managing director of Hellerman Associates on August 2, 2012. In addition, the Company announced the resignation of two directors – Walter M. Higgins, III, who served as the lead independent director, and A. Penn Hill Wyrough. The addition of the three new directors brings the total number of directors to seven including Antony Mitchell, Imperial’s Chairman and Chief Executive Officer.

“The Company continues to focus on preserving and maximizing shareholder value and we welcome Phil, Andy and Jerry as we continue with our efforts. With these new changes the Board’s structure now includes significant shareholder representation,” said Antony Mitchell. “We are also indebted to Walt and Penn for their dedication to Imperial and guiding us through a most difficult period. We thank them for their steadfast commitment to Imperial.”

Phillip Goldstein, principal of Bulldog Investors commented, “We are pleased to be joining the Board and we look forward to working with the incumbent directors during this period of transition and ultimately toward a goal of maximizing shareholder value.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director-Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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